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                                                                    EXHIBIT 23.2

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS



The Board of Directors
Intuit Inc.:


We consent to the incorporation by reference in the Registration Statements listed in the following table pertaining to the named plans of Intuit Inc. of our report dated January 28, 1999, relating to the statements of income, stockholders' equity, and cash flows of Rock Financial Corporation for the year ended December 31, 1998, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for software developed for internal use, which report appears in the July 31, 2000, Annual Report on Form 10-K of Intuit Inc.

  FORM S-8 NO.                             PLAN
--------------------------------------------------------------------------------
    33-59458       1988 Option Plan; 1993 Equity Incentive Plan; Non-Plan
                   Officer Options

    33-73222       1993 Equity Incentive Plan; Chipsoft Plan

    33-95040       1993 Equity Incentive Plan; Personal News Options

    333-06889      Options Granted By Interactive Insurance Services Corp. Under
                   Its Management Equity Plan Assumed By The Issuer

    333-16827      1993 Equity Incentive Plan

    333-16829      1996 Directors Stock Option Plan; 1996 Employee Stock
                   Purchase Plan

    333-20361      Options To Purchase Common Stock

    333-45285      Intuit Inc. 1996 Employee Stock Plan

    333-45277      Intuit Inc. 1996 Directors' Stock Plan

    333-45287      Intuit Inc. 1993 Equity Incentive Plan

    333-68851      Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

    333-71099      Intuit Inc. 1993 Equity Incentive Plan

    333-71101      Intuit Inc. 1996 Directors Stock Option Plan

    333-71103      Intuit Inc. 1996 Employee Stock Purchase Plan

    333-78041      Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

    333-84385      Options Granted Under The Boston Light Software Corp. 1999
                   Amended And Restated Stock Option/Stock Issuance Plan And
                   Assumed By Intuit Inc.

    333-85349      Options Granted Under The Hutchison Avenue Software
                   Corporation Stock Option Plan Dated June 29, 1999 And Assumed
                   By Intuit Inc.

    333-92503      Options Granted Under The Rock Financial Corporation Amended
                   And Restated 1996 Stock Option Plan Assumed By Intuit Inc.

    333-92513      Intuit Inc. 1996 Employee Stock Purchase Plan

    333-92515      Intuit Inc. 1996 Directors Stock Option Plan

    333-92517      Intuit Inc. 1993 Equity Incentive Plan



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We also consent to the incorporation by reference in the Registration Statements
(Form S-3 Nos. 333-50417 and 333-63739 and Form S-4 No. 333-71097) of Intuit
Inc. and in the related Prospectus of our report dated January 28, 1999, relating to the statements of income, stockholders' equity, and cash flows of Rock Financial Corporation for the year ended December 31, 1998, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for software developed for internal use, which report appears in the July 31, 2000, Annual Report on Form 10-K of Intuit Inc.



                                    KMPG LLP



Detroit, Michigan
October 12, 2000